NUSHARES ETF TRUST

AUTHORIZED PARTICIPANT AGREEMENT

This Authorized Participant Agreement (the “Agreement”) is entered into by and between Nuveen Securities, LLC (the “Distributor”) and [INSERT AP NAME] (the “Participant”), and is subject to acceptance by the index receipt agent, Brown Brothers Harriman & Co. (the “Index Receipt Agent”), for each individual series (each a “Fund” and collectively the “Funds”) of NuShares ETF Trust (the “Trust”).

The Index Receipt Agent serves as the index receipt agent for the Funds and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”). The Distributor provides services as principal underwriter of the Funds acting on an agency basis in connection with the sale and distribution of shares of beneficial interest issued by the Funds, referred to herein as “Fund Shares.”

The process by which an investor purchases and redeems Fund Shares from a Fund is described in detail in each Fund’s current prospectus and statement of additional information, as each may be supplemented or amended from time to time (collectively with respect to each Fund, the “Prospectus”) that comprise part of the Trust’s registration statement, as amended, on Form N-1A (Securities Act of 1933 Registration No. 333-212032; Investment Company Act of 1940 Registration No. 811-23161) and the Authorized Participant Procedures Handbook (“AP Handbook”) (hereinafter collectively, “Fund Documents”). The discussion of the purchase and redemption process in this Agreement is modified as necessary by reference to the more complete discussions in the Fund Documents. References to the Fund Documents are to the then current Prospectus and AP Handbook as each may be supplemented or amended from time to time. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Fund Documents. In the event of a conflict between this Agreement and the Fund Documents, the Fund Documents shall control. In the event of a conflict between the Prospectus and AP Handbook, the Prospectus shall control. Each party to this Agreement agrees to comply with the provisions of the Fund Documents to the extent applicable to it.

Fund Shares may be purchased or redeemed directly from the Fund only in aggregations of a specified number, known as a “Creation Unit.” The number of Shares constituting a Creation Unit of each Fund is set forth in the Prospectus. Creation Units of Fund Shares may be purchased only by or through an entity that has entered into an Authorized Participant Agreement with the Distributor and is either a participant in The Depository Trust Company (“DTC”) or a broker-dealer or other participant in the Continuous Net Settlement System (the “CNSS”) of NSCC (an “Authorized Participant”).

To purchase a Creation Unit, an Authorized Participant, whether acting for its own account or on behalf of another party, generally must deliver to the Fund a designated basket of securities (the “Deposit Securities”) and an amount of cash computed as described in the Fund Documents (the “Cash Component”), plus a purchase transaction fee as described in the Fund Documents (the “Transaction Fee”). The Deposit Securities and the Cash Component together constitute the “Fund Deposit.” The amount of such Transaction Fee shall be determined by the investment adviser to the Fund in its sole discretion and may be changed from time to time as disclosed in the Fund Documents.

This Agreement is intended to set forth the procedures by which the Participant may purchase and/or redeem Creation Units of Fund Shares (i) through the CNSS clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “Clearing Process,” or (ii) outside the Clearing Process through the DTC systems. The procedures for placing an order to purchase Fund Shares (a “Purchase Order”) and an order to redeem Fund Shares (a “Redemption Order”) are described in the Fund Documents. All Purchase and Redemption Orders must be made pursuant to the procedures set forth in the Fund Documents. Any use by the Participant of the Index Receipt Agent’s electronic interface or portal for order entry shall be subject in all respects to the terms and conditions set forth in Annex I hereto. The Participant may not cancel a Purchase Order or a Redemption Order after it is placed.

The parties hereto, in consideration of the premises and of the mutual agreements contained herein, agree as follows:

1.	STATUS OF PARTICIPANT

(a) The Participant hereby represents, covenants, and warrants that it is and will continue to be a participant in DTC (“DTC Participant”) so long as this Agreement is in full force and effect and that, with respect to Purchase Orders or Redemption Orders placed through the Clearing Process, it is and will continue to be a member of NSCC and a participant in the CNSS so long as this Agreement is in full force and effect. The Participant may place Purchase Orders or Redemption Orders either through the Clearing Process or outside the Clearing Process through the DTC, subject to the procedures for purchase and redemption referred to in paragraph 2 below and the AP Handbook. If a Participant loses its status as a DTC Participant or NSCC member, or its eligibility to participate in the CNSS, the Participant shall promptly notify the Distributor in writing of the change in status or eligibility. Upon such notice, the Distributor, in its sole discretion, may terminate this Agreement.

(b) Subject to paragraph (c) below, the Participant hereby represents and warrants that it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”). The Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant agrees to comply with all applicable federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of FINRA, and that it will not offer or sell Fund Shares of any Fund in any state or jurisdiction where such shares may not lawfully be offered and/or sold.

(c) If the Participant is offering and selling Fund Shares of any Fund in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA, as set forth above, the Participant nevertheless agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the regulations promulgated thereunder, and to conduct its business in accordance with the spirit of the FINRA Conduct Rules.

2.	EXECUTION OF PURCHASE AND REDEMPTION ORDERS

(a) All Purchase Orders and Redemption Orders shall be made in accordance with the procedures set forth in the Fund Documents. Each party hereto agrees to comply with the provisions of the Fund Documents to the extent applicable to it. The Trust reserves the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units of any Fund, and the Participant agrees to comply with such procedures as may be issued from time to time (including but not limited to the Fund Shares cash collateral settlement procedures that are referenced in the AP Handbook), provided that any such amendments are disclosed to the Participant. The Participant acknowledges and agrees on behalf of itself and any party for which it is acting that a Purchase Order or Redemption Order shall be irrevocable once accepted, and that the Distributor, on behalf of the Funds, reserves the right to reject any Purchase Order in accordance with the terms of the Fund Documents. The Participant agrees that the Distributor, on behalf of the Funds, has and reserves the right, in its sole discretion without notice, to reject a Purchase Order or suspend sales of Fund Shares, in accordance with the terms of the Fund Documents.

(b) With respect to any Redemption Order, the Participant acknowledges and agrees on behalf of itself and any party for which it is acting to return to a Fund any dividend, distribution, or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Fund. With respect to any Redemption Order, the Participant also acknowledges and agrees on behalf of itself and any party for which it is acting that a Fund is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting by an amount equal to any dividend, distribution, or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund.

(c) With respect to any Purchase Order, the Distributor agrees to cause the Trust’s custodian (“Custodian”), on behalf of each Fund, to return to the Participant or any party for which it is acting any dividend, distribution, or other corporate action paid to a Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant or any party for which it is acting. With respect to any Purchase Order, the Distributor, on behalf of each Fund, also acknowledges and agrees that the Participant shall be entitled to reduce the amount of the cash component due to a Fund by an amount equal to any dividend, distribution or other corporate action to be paid to it in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant.

(d) In the event that the basket of Deposit Securities to be delivered by the Participant in connection with any Purchase Order or the basket of Fund Shares to be delivered by the Participant in connection with any Redemption Order is missing some of the required securities on the date on which such Purchase Order or Redemption Order is scheduled to settle with respect to any Fund (the “Contractual Settlement Date”), the Distributor and the Index Receipt Agent agree not to treat such Purchase Order or Redemption Order as a failed trade or a failed settlement provided that the Participant, on or prior to the close of business on the first day the Fund is open for business following the Contractual Settlement Date for such Purchase Order or Redemption Order, (i) delivers to the Index Receipt Agent or the Distributor, as applicable, for the benefit of the Fund (in accordance with the delivery instructions provided by the Index Receipt Agent or the Distributor, as applicable), the Cash Component required in connection with such Purchase Order, such Deposit Securities as the Participant has available for delivery and cash collateral in an amount not less than 110% of the market value of the missing securities, or (ii) delivers to the Fund through the NSCC or otherwise (as instructed by the Index Receipt Agent or the Distributor, as applicable, for the benefit of the Fund) the missing securities or cash in lieu of such securities. Notwithstanding the foregoing, nothing contained herein shall be deemed to require the Distributor or the Index Receipt Agent to complete any such Purchase Order or Redemption Order on behalf of the Fund unless and until the Participant fully complies with the requirements of this Section 2(d), as determined by the Distributor or the Index Receipt Agent in its sole discretion. For the avoidance of doubt, the Participant shall be notified pursuant to the terms of this Agreement of any modification to the Participant’s ability to engage in cash in lieu transactions.

3.	AUTHORIZATION OF INDEX RECEIPT AGENT

With respect to Purchase Orders or Redemption Orders processed through the Clearing Process, the Participant hereby authorizes the Index Receipt Agent to transmit to the NSCC on behalf of the Participant such instructions, including amounts of the Deposit Securities and Cash Components as are necessary, consistent with the instructions issued by the Participant to the Distributor. The Participant agrees to be bound by the terms of such instructions issued by the Index Receipt Agent and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

4.	MARKETING MATERIALS AND REPRESENTATIONS.

The Participant represents, warrants, and agrees that it will not make any representations concerning Fund Shares, the Trust or the Funds, other than those consistent with each respective Fund’s then current Prospectus or in any promotional materials or sales literature furnished to the Participant by the Distributor. The Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Fund Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs, or other similar materials), except such information and materials as may be furnished to the Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor. The Participant understands that a Fund will not be advertised or marketed as an open-end investment company, i.e., as a mutual fund, and that any advertising materials will prominently disclose that the Fund Shares are not individually redeemable. In addition, the Participant understands that any advertising material that addresses redemption of Fund Shares will disclose that Fund Shares may be tendered for redemption to the issuing Fund only in Creation Units. Notwithstanding the foregoing, the Participant may without the written approval of the Distributor prepare and circulate in the regular course of its business research reports or other institutional sales material that include information, opinions, or recommendations relating to Fund Shares (i) for public dissemination, provided that such research reports or other institutional sales material compare the relative merits and benefits of Fund Shares with other products and are not used for purposes of marketing Fund Shares, and (ii) for internal use by the Participant.

5.	TITLE TO SECURITIES; RESTRICTED SHARES

The Participant represents on behalf of itself and, to the best of its knowledge, any party for which it acts that upon delivery of Deposit Securities to the Custodian in connection with any Purchase Order with respect to a Fund, the Fund will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges, and encumbrances, and not subject to any adverse claims, including without limitation any restrictions upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a Purchase Order, or (ii) any provision of the 1933 Act and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction. In particular, the Participant represents on behalf of itself and, to the best of its knowledge, any party for which it acts that no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) under the 1933 Act.

6.	CASH COMPONENT

The Participant hereby agrees that, in connection with a Purchase Order, whether for itself or any party for which it acts, it will make available on or before the Contractual Settlement Date, by means satisfactory to the Distributor on behalf of the applicable Fund, and in accordance with the provisions of the Fund Documents, immediately available or same day funds estimated by the Distributor to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the Transaction Fee. Any excess funds will be returned to the Participant following settlement of the Purchase Order. The Participant should ascertain the applicable deadline for cash transfers by contacting the operations department of the broker or depositary institution effectuating the transfer of the Cash Component. The Participant hereby agrees to ensure that the Cash Component will be received by the issuing Fund in accordance with the terms of the Fund Documents, but in any event on or before the Contractual Settlement Date, and in the event payment of such Cash Component has not been made in accordance with the provisions of the Fund Documents or by such Contractual Settlement Date, the Participant agrees on behalf of itself or any party for which it acts in connection with a Purchase Order to pay the amount of the Cash Component, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the Index Receipt Agent for any amounts advanced by it in its sole discretion on behalf of the Participant for payment of the amounts due and owing for the Cash Component. Computation of the Cash Component shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not the issuing Fund.

7.	ROLE OF PARTICIPANT

(a) The Participant acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Distributor, the Trust or the Funds in any matter or in any respect, except to the extent it is expressly engaged by an adviser of a Fund to act as such an agent in the case that such party requests that the Participant, as acting in its capacity as a broker or dealer, purchase for the Fund in respect of a cash creation some or all of the securities comprising a basket underlying a Creation Unit. The Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Distributor, the Trust and their designees concerning the performance of the Participant’s responsibilities under this Agreement.

(b) The Participant agrees as a DTC Participant and in connection with any Purchase Order or Redemption Order in which it acts on behalf of a third party, that it shall extend to such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Fund Documents.

(c) The Participant agrees, to the extent required by applicable law, to maintain records of all sales of Fund Shares made by or through it and to the extent it can do so in compliance with applicable privacy and customer protection rules, policies and contractual obligations, and to furnish copies of such records to the Distributor or the Trust upon their reasonable request.

(d) The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

(e) The Participant certifies that it has established and agrees to maintain an anti-money laundering program reasonably designed to materially comply with all anti-money laundering laws, regulations and rules now or hereafter in effect that are applicable to it, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT ACT”) and the regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control.

8.	AGENT FOR PROXY

(a) The Participant represents, covenants and warrants that, from time to time, it may be a Beneficial Owner or legal owner of Fund Shares (as that term is defined in Rule 16a-1(a)(2) of the 1934 Act). The Participant agrees to irrevocably appoint the Distributor as its agent and proxy with full authorization and power to vote (or abstain from voting) its beneficially or legally owned Fund Shares which the Participant has not rehypothecated and which the Participant is or may be entitled to vote at any meeting of shareholders of a Fund held after the effective date of this Agreement, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. The Distributor shall vote (or abstain from voting) such Fund Shares in the same proportion as the votes (or abstentions) of all other shareholders of the Fund on any matter submitted to the vote of shareholders of the Fund or Trust. The Participant acknowledges that the Distributor will not exercise discretion or otherwise provide advice or guidance to the Participant or any other party in connection with any vote (or abstention thereof).

(b) For purposes of this Section 8, beneficially owned Fund Shares shall not include those Fund Shares for which the Participant is the record owner but which are held for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business, unless the Participant instructs the Distributor in writing otherwise. The Participant acknowledges that the Distributor will not exercise the voting rights applicable to such Fund Shares unless the Participant instructs the Distributor in writing otherwise. For the avoidance of doubt, it shall be the responsibility of the Participant to instruct the Distributor in writing as to which Fund Shares will/will not be voted by the agent and proxy pursuant to this Section. The Participant represents that it has all the necessary legal power and authority to vote, and to appoint an agent and proxy to vote, all such Shares as contemplated herein. The Participant hereby agrees to indemnify and hold harmless the Distributor from and against any loss, liability, cost or expense suffered or incurred by such Distributor resulting directly from losses, liabilities or expenses resulting from this proxy other than those arising from the negligence, bad faith or willful misconduct of the Distributor.

(c) The Distributor, as proxy for the Participant hereunder: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys in any lawful manner deemed appropriate by it, including in writing, by telephone, facsimile, electronically (including through the internet) or otherwise. The powers of such agent and proxy shall include (without limiting its general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the Participant. The Distributor may terminate this irrevocable proxy (i.e.,

Sections 8(a) through 8(c)) after sixty (60) days written notice to the Participant and termination of this irrevocable proxy by itself shall not serve to terminate the Agreement.

9.	AUTHORIZED PERSONS OF THE PARTICIPANT

(a) Concurrently with the execution of this Agreement and from time to time thereafter as may be reasonably requested by the Distributor, the Participant shall deliver to the Distributor, with copies to the Index Receipt Agent, a certificate in the form attached as Annex II hereto or in a form otherwise acceptable to the Distributor, duly certified as appropriate by a duly authorized official of the Participant, setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request, or instruction on behalf of the Participant (each an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Index Receipt Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Index Receipt Agent of a superseding certificate. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor, with a copy to the Index Receipt Agent, and such notice (which may be given via email) shall be effective upon acknowledged receipt thereof.

(b) The Index Receipt Agent shall issue to each Authorized Person of the Participant a unique personal identification number (“PIN Number”) by which each Authorized Person shall be identified and instructions issued by each Authorized Person on behalf of the Participant hereunder shall be authenticated. Each PIN Number shall be kept confidential by the Participant and the Authorized Person to whom it is issued. Participant agrees to keep each PIN Number confidential, provided that the Distributor acknowledges and agrees that certain employees of the Participant such as those who work in a legal, compliance, risk management or other supervisory role may have a reasonable need to know or may have incidental access to one or more PIN Numbers. If an Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Participant and the Index Receipt Agent. If for any reason an Authorized Person’s PIN Number is compromised, the Participant shall contact the Index Receipt Agent immediately via email in order for a new one to be issued.

(c) The Index Receipt Agent shall assume that all instructions issued to it using an Authorized Persons’s PIN Number have been properly placed, unless the Index Receipt Agent has actual knowledge to the contrary or the Participant has revoked such Authorized Person’s PIN Number. The Participant agrees that the Distributor, the Index Receipt Agent and the Trust shall not be liable, absent their fraud or willful misconduct, for losses incurred by the Participant as a result of unauthorized use of an Authorized Person’s PIN Number, unless the Participant previously submitted written notice to revoke such Authorized Person’s PIN Number and such notice was affirmatively acknowledged as accepted.

10.	REDEMPTIONS

(a) The Participant understands and agrees that Redemption Orders may be submitted only on days that a Fund is open for business, as required by Section 22(e) of the Investment Company Act of 1940 as amended (the “1940 Act”).

(b) The Participant represents, covenants and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Units unless it first ascertains that it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Fund Shares, and that such Fund Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that would preclude the delivery of such Fund Shares to a Fund.

(c) The Participant understands that Fund Shares of any Fund may be redeemed only when one or more Creation Units are held in the account of a single Participant or when the Participant reasonably expects that one or more Creation Units will be held in its account in unencumbered form as of the relevant Contractual Settlement Date.

(d) Notwithstanding anything to the contrary in this Agreement or a Prospectus, the Participant understands and agrees that residents of certain countries are entitled to receive only cash upon redemption of a Creation Unit. Accordingly, the Participant hereby represents that any Redemption Order it submits for an in-kind redemption has not been submitted on behalf of a beneficial owner who is a resident of a country requiring that all redemptions be made in cash.

11.	COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 351

(a) The Participant represents, covenants and warrants that, based upon the number of outstanding Fund Shares of any particular Fund, it does not, and will not in the future, hold for the account of any single beneficial owner, or group of related beneficial owners, 80 percent or more of the currently outstanding Fund Shares of such Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to section 351 of the Internal Revenue Code of 1986, as amended.

(b) The Participant agrees that the confirmation relating to any Purchase Order for one or more Creation Units shall state as follows: “Purchaser represents and warrants that, after giving effect to the purchase of Fund Shares to which this confirmation relates, it will not hold 80% or more of the outstanding Fund Shares of the issuing Fund and will not treat such purchase as eligible for tax-free treatment under Section 351 of the Internal Revenue Code of 1986, as amended. If purchaser is a dealer, purchaser agrees to deliver similar written confirmations to any person purchasing from it any of the Fund Shares to which this confirmation relates.”

(c) The Index Receipt Agent and the Distributor shall each have the right to require, as a condition to the acceptance of a deposit of Deposit Securities, information from the

Participant regarding ownership of Fund Shares by such Participant and its customers, and to rely thereon to the extent necessary to make a determination regarding a beneficial owner’s ownership of 80 percent or more of a Fund’s currently outstanding Fund Shares.

12.	INDEMNIFICATION

Section 12 shall survive the termination of this Agreement.

(a) The Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Funds, the Index Receipt Agent, their respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “Indemnified Party”), from and against any loss, liability, cost, or expense (including attorneys’ fees) incurred by such Indemnified Party as a result of (i) any material breach by the Participant of any provision of this Agreement; (ii) any failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations, to the extent that such laws, rules and regulations apply to its activities as Participant hereunder; (iv) actions of such Indemnified Party in reliance upon any instructions issued in accordance with the Fund Documents or Annex II (as each may be amended from time to time) reasonably believed by the Distributor and/or the Index Receipt Agent to be genuine and to have been given by the Participant; or (v) the Participant’s failure to complete a Purchase Order or Redemption Order that has been accepted. The Participant understands and agrees that the Trust, as a third party beneficiary to this Agreement, is entitled to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations under this Agreement that benefit the Trust. The Distributor shall not be liable to the Participant for any damages arising out of mistakes or errors in data provided to the Distributor by the Participant, or out of interruptions or delays of communications with the Indemnified Parties who are service providers to a Fund.

(b) The Distributor hereby agrees to indemnify and hold harmless the Participant and the Index Receipt Agent, their respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “Indemnified Party”), from and against any loss, liability, cost, or expense (including attorneys’ fees) incurred by such Indemnified Party as a result of (i) any material breach by the Distributor of any provision of this Agreement; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations to the extent that such laws, rules and regulations apply to its activities as distributor hereunder; or (iv) actions of such Indemnified Party in reliance upon any representations made in accordance with the Fund Documents and Annex II (as each may be amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor. The Participant shall not be liable to the Distributor for any damages arising out of mistakes or errors in data provided to the Participant by the Distributor, or out of interruptions or delays of communications with the Indemnified Parties who are service providers to the Fund.

(c) The Index Receipt Agent shall have no responsibility and shall not be liable for any loss or damage unless such loss or damage is caused by its own gross negligence or willful misconduct or that of its employees, or its breach of any of its obligations hereunder, and no implied covenants or obligations shall be read into this Agreement against the Distributor or the Index Receipt Agent.

(d) The Trust, the Funds, the Distributor, the Index Receipt Agent, or any person who controls such persons within the meaning of Section 15 of the 1933 Act, shall not be liable to the Participant for any damages arising from any differences in performance between the Deposit Securities in a Fund Deposit and the Fund’s benchmark index.

(e) In no event shall any of the parties be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

13.	INFORMATION ABOUT DEPOSIT SECURITIES

On each day that a Fund is open for business, the Fund will make available, through the facilities of the NSCC, the names and amounts of Deposit Securities to be included in that day’s Fund Deposit for such Fund.

14.	PROSPECTUS AND REPRESENTATIONS

(a) Distributor represents and warrants that (i) the registration statement(s) for the Trust and each Prospectus contained therein conform in all material respects to the requirements of the 1933 Act and the rules and regulations of the Securities and Exchange Commission thereunder, and do not and will not, as of the applicable effective date as to the registration statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the sale and distribution of Fund Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Distributor; and (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of Fund Shares, except the registration of Fund Shares under the 1933 Act.

(b) The Distributor will provide, or cause to be provided, to the Participant copies of each then-current Prospectus and any printed supplemental information in reasonable quantities upon request. The Participant agrees to maintain a valid email address, and agrees to promptly notify the Distributor if its email address changes. The Participant shall, upon request of the Distributor, provide the Distributor with sufficient documentation and other evidence that the Participant is providing a summary prospectus to the purchasers of any Shares. The Distributor represents, warrants and agrees that it will notify the Participant when a revised, supplemented or amended Prospectus is available and will deliver or otherwise make available to the Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such Prospectus to customers, as reasonably requested by the Participant. The Distributor shall be deemed to have complied with this paragraph when the Participant has received such revised, supplemented or amended Prospectus by email at [INSERT AP E-MAIL], in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

(c) The Participant acknowledges receipt of the Prospectus and represents that it has reviewed that document and understands the terms thereof.

15.	CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUS

The Distributor may deliver electronically a Prospectus, annual or semi-annual report or other shareholder information (each, a “Shareholder Document”) to persons who have consented to such electronic delivery. The Distributor will deliver Shareholder Documents electronically by sending consenting persons an e-mail message informing them that the applicable Shareholder Document has been posted and is available on the Funds’ website, www.nuveen.com/etfs, and providing a hypertext link to the document. The electronic versions of the Shareholder Documents will be in PDF format and can be downloaded and printed using Adobe Acrobat.

By signing this Agreement, the Participant hereby consents to the foregoing electronic delivery of all Shareholder Documents to the e-mail address set forth in paragraph 14(b) above. The Participant further understands and agrees that unless such consent is revoked, the Participant can obtain access to the Shareholder Documents from the Distributor only electronically. The Participant can revoke the consent to electronic delivery of Shareholder Documents at any time by providing written notice to the Distributor. The Participant agrees to maintain the e-mail address set forth above and further agrees to promptly notify the Distributor if its e-mail address changes. The Participant understands that, in order to access all Shareholder Documents, it must have Internet access.

16.	CONSENT TO RECORDING OF CONVERSATIONS

By signing this Agreement, the Participant acknowledges that certain telephone conversations between the Index Receipt Agent and the Participant in connection with the placing of orders may be recorded, and the Participant hereby grants its consent to such recordings.

17.	NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by telex, telegram, facsimile, email or similar means of same day delivery (with a confirming copy by mail).

All notices to the Participant, the Distributor, and the Index Receipt Agent shall be directed to the address, telephone, facsimile or telex numbers or email address indicated below the signature line of such party.

18.	EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT

(a) This Agreement shall become effective after execution and delivery to the Distributor upon notice by the Distributor to the Participant.

(b) This Agreement may be terminated at any time by any party upon sixty (60) days’ prior written notice to the other parties, and may be terminated earlier by the Distributor at any time in the event of a material breach by the Participant of any provision of this Agreement or the procedures set forth in the Fund Documents. This Agreement will be binding on each party’s successors and assigns, but the parties agree that neither party can assign its rights and obligations under this Agreement without the prior written consent of the other party.

(c) This Agreement or any part hereof may be amended or waived only by an instrument in writing signed by the party against which enforcement of such amendment or waiver is sought.

19.	TRUST AS THIRD PARTY BENEFICIARY

The Participant and the Distributor understand and agree that the Trust, as a third party beneficiary to this Agreement, is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

20.	INCORPORATION BY REFERENCE

The Participant acknowledges receipt of each Prospectus and the AP Handbook, represents that it has reviewed such documents and understands the terms thereof, and further acknowledges that the procedures contained therein pertaining to the creation and redemption of Creation Units are incorporated herein by reference.

21.	GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

22.	MISCELLANEOUS; COUNTERPARTS

This Agreement constitutes the entire agreement between the Distributor and the Participant with respect to the subject matter hereof. Accordingly, this Agreement supersedes and other oral or written agreements heretofore in effect between the Distributor and the Participant with respect to the distribution of Fund Shares. Except as expressly provided herein, no other duties or obligations of any kind are implied upon any party.

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED:

NUVEEN SECURITIES, LLC

By:
Name:
Title:
Address:
Telephone:
Facsimile:

[INSERT AP NAME] DTC/NSCC Clearing Participant Code:

By:
Name:
Title:
Address:
Telephone:
Facsimile:
E-mail:

ACCEPTED BY:

Brown Brothers Harriman & Co., as Index Receipt Agent

By:
Name:
Title:
Address:
Telephone:
Facsimile:
E-mail:

ANNEX I

ORDER ENTRY SYSTEM/ELECTRONIC TERMS AND CONDITIONS

This Annex shall govern use by the Participant of the electronic order entry system for placing Creation Orders and Redemption Orders (collectively, “Orders”) made available to the Participant by the Index Receipt Agent (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Authorized Participant Agreement to which this Annex is attached (the “Agreement”). In the event of any conflict between the terms of this Annex and the main body of the Agreement with respect to the placing of Orders, the terms of this Annex shall control.

1. (a) The Participant shall provide to Distributor and the Index Receipt Agent a duly executed authorization letter, in a form attached as Annex II to the Agreement or in a form otherwise satisfactory to Distributor and the Index Receipt Agent, identifying those Authorized Persons who will access the System. The Participant shall promptly notify Distributor and the Index Receipt Agent in writing in the event that any person’s status as an Authorized Person is revoked or terminated for any reason, in order to give the Index Receipt Agent a reasonable opportunity to terminate such Authorized Person’s access to the System. Such notice (which may be given by email), shall be effective upon acknowledged receipt thereof. The Participant shall be responsible in all respects for each Authorized Person’s use of the System.

(b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of the Participant for the purpose of the Agreement. Upon termination of the Agreement, the Participant’s and each Authorized Person’s access rights with respect to System shall be revoked.

2. The Index Receipt Agent grants to the Participant a limited, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Orders and otherwise communicating with the Index Receipt Agent in connection with the same. The Participant shall use the System solely for its own internal and proper business purposes. Except as expressly set forth herein, no license or right of any kind is granted to the Participant with respect to the System. The Participant acknowledges that the Index Receipt Agent and its suppliers retain and have ownership, title and exclusive proprietary rights to the System. The Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by the Index Receipt Agent or its suppliers. The Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. The Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without the Index Receipt Agent’s prior written consent. The Participant may not remove any statutory copyright notice or other notice included in the System. The Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon the Index Receipt Agent’s request.

3. (a) The Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic format) (collectively, the “Material”),

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which is delivered or made available to the Participant regarding the System is the exclusive and confidential property of the Index Receipt Agent. The Participant shall keep the Material confidential by using the same care and discretion that the Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. The Participant may make such copies of the Material as is reasonably necessary for the Participant to use the System for purposes of the Agreement and shall reproduce the Index Receipt Agent’s proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. THE INDEX RECEIPT AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b) Upon termination of the Agreement for any reason, the Participant shall return to the Index Receipt Agent all copies of the Material which is in the Participant’s possession or under its control.

4. The Participant agrees that it shall have sole responsibility for maintaining the security and control of the user IDs, passwords and codes for access to the System provided to the Participant, which shall not be disclosed to any third party without the prior written consent of the Index Receipt Agent. The Index Receipt Agent shall be entitled to rely on the information received by it from the Participant and the Index Receipt Agent may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted.

5. (a) The Index Receipt Agent shall have no liability in connection with the use of the System, the access granted to the Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Participant hereunder, except for damages incurred by the Participant as a direct result of the Index Receipt Agent’s gross negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL THE INDEX RECEIPT AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES TO THE INDEX RECEIPT AGENT BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THE AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO THE PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY THE PARTICIPANT HEREUNDER, EVEN IF THE INDEX RECEIPT AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL THE INDEX RECEIPT AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

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(b) The Participant shall not make any deliberate misuse of any element of the System, including, without limitation, hacking, introduction of viruses or any device, method, or token whose knowing or intended purpose is to permit any person to circumvent the normal security and/or operation of the System or any portion thereof, disruption or excessive use or any use in contravention of applicable law, and making any modifications to the System, including without limitation the software, information, formats, and interfaces that comprise the System. The Participant will be held strictly liable for decreased effectiveness or efficiency of, or for any errors and omissions arising out of the use of, the System provided to the Index Receipt Agent’s other clients as a result of modifications the Participant makes to the System and/or their component parts. The Participant will indemnify, defend and hold the Distributor and the Index Receipt Agent and its suppliers harmless against any losses, expenses, costs, or damages incurred as a result of the Participant’s breach of the terms and conditions of this Annex, or its unauthorized use of the System.

6. The Index Receipt Agent reserves the right to revoke the Participant’s access to the System immediately and without notice upon any breach by the Participant of the terms and conditions of this Annex.

7. The Index Receipt Agent shall acknowledge through the System its receipt of each Order communicated through the System, and in the absence of such acknowledgment, the Index Receipt Agent shall not be liable for any failure to act in accordance with such Orders and the Participant may not claim that such Order was received by the Index Receipt Agent. The Index Receipt Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by the Index Receipt Agent in sufficient time for the Index Receipt Agent to act upon, or in accordance with such instructions or communications.

8. The Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. The Participant agrees that the Index Receipt Agent may deactivate any applicable encryption features at any time, without notice or liability to the Participant, for the purpose of maintaining, repairing or troubleshooting its systems.

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ANNEX II

FORM OF CERTIFIED AUTHORIZED PERSONS OF PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated pursuant to the Authorized Participant Agreement dated as of [INSERT DATE] by and between Nuveen Securities, LLC and [INSERT AP NAME] with respect to the NuShares ETF Trust (the “Agreement”), or any other notices, request or instruction on behalf of Participant pursuant to the Agreement.

For each Authorized Person:

Name:	Name:
Title:	Title:
Signature:	Signature:
E-Mail Address:	E-Mail Address:
Telephone:	Telephone:
Facsimile:	Facsimile:

Name:	Name:
Title:	Title:
Signature:	Signature:
E-Mail Address:	E-Mail Address:
Telephone:	Telephone:
Facsimile:	Facsimile:

The undersigned does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the Agreement and that their signatures set forth above are their own true and genuine signatures.

By:

Date:
Name:
Title:

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